Exhibit 99.1

CIM Commercial Trust Closes $385 Million Seven-Year Unsecured Term Loan

Dallas — May 08, 2015 - CIM Commercial Trust Corporation (NASDAQ:CMCT), a real estate investment trust (REIT) that principally acquires, owns, and operates Class A and creative office properties in vibrant and improving urban communities throughout the U.S., announced today that it has closed on a new $385 million, seven-year unsecured term loan facility.

“Obtaining this loan demonstrates the quality of our assets and strong balance sheet as well as the strength of the urban investment platform of our manager, CIM Group,” said Charles E. Garner II, Chief Executive Officer of CIM Commercial Trust.  “This loan enables us to maximize our flexibility in extending the average term of our debt maturities, which will help us enhance shareholder value.”

The Company has six months to draw on the term loan facility.  Proceeds from the term loan facility may be used for acquisitions, refinancing of existing indebtedness, and other general corporate purposes.  The term loan facility matures on May 8, 2022 and will bear interest at a rate per annum equal to, at the Company’s option, the base rate or LIBOR, plus an applicable margin based on the Company’s leverage ratio.  The initial interest rate will be a rate per annum equal to LIBOR plus 1.60% based on the Company’s current leverage ratio. The term loan facility ranks pari passu with the Company’s existing $850 million unsecured credit facility.

ABOUT CIM COMMERCIAL TRUST CORPORATION

CIM Commercial Trust Corporation is a real estate investment trust (REIT) that principally acquires, owns, and operates stabilized Class A and creative office properties located in vibrant and improving urban communities throughout the U.S. Properties are primarily located in Los Angeles, the San Francisco Bay Area, Sacramento, and Washington, D.C. CIM Group, the manager of CIM Commercial Trust, is comprised of a seasoned team of real estate investment professionals with extensive expertise in acquisitions, investments, development, finance, leasing, asset management, as well as in-house research capabilities. In addition, CIM Commercial Trust continues to deploy a portion of its capital to its real estate lending platform through its wholly owned subsidiary (d/b/a PMC Commercial Trust) that originates and services loans under the U.S. Small Business Administration 7(a) Guaranteed Loan Program as well as through other lending programs. www.cimcommercial.com

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CIM Commercial Trust Corporation on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” “pursue,” or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.

CIM Commercial Trust bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. The forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial Trust and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those set forth in CIM Commercial Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CIM Commercial Trust to predict all of them. Nor can CIM Commercial Trust assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. CIM Commercial Trust undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

For CIM Commercial Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Investor Relations:

Steve Altebrando, 646-652-8473
investors@cimcommercial.com